   As filed with the Securities and Exchange Commission on January 7, 2005
          Registration Nos. 333-[__], 333-[__]-01, 333-[__]-02 and 333-[__]-03
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               _______________

                       AMERICAN EXPRESS ISSUANCE TRUST
                            (Issuer of the Notes)

      AMERICAN EXPRESS              AMERICAN EXPRESS         AMERICAN EXPRESS
    RECEIVABLES FINANCING        RECEIVABLES FINANCING     RECEIVABLES FINANCING
      CORPORATION V LLC            CORPORATION VI LLC       CORPORATION VII LLC
                 (Originators of the Trust described herein)
    (Exact Names of Registrants as Specified in Their Respective Charters)
          Delaware                    Delaware                  Delaware
      (State or Other             (State or Other           (State or Other
      Jurisdiction of             Jurisdiction of           Jurisdiction of
       Organization)               Organization)             Organization)
         20-2007139                  20-2007215                20-2007274
      (I.R.S. Employer            (I.R.S. Employer          (I.R.S. Employer
   Identification Number)      Identification Number)    Identification Number)
      200 Vesey Street          4315 South 2700 West      4315 South 2700 West
New York, New York 10285    Salt Lake City, Utah 84184 Salt Lake City, Utah 84184
       (212) 640-2000              (801) 945-3000             (801) 945-3000
      (Address, Including Zip Code, and Telephone Number, Including Area
              Code, of Registrants' Principal Executive Office)
                            Louise M. Parent, Esq.
                 Executive Vice President and General Counsel
                           American Express Company
                               200 Vesey Street
                           New York, New York 10285
                                (212) 640-2000
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                                  Copies To:
   Carol Schwartz, Esq.        Kevin J. Cooper, Esq.      Alan M. Knoll, Esq.
       Group Counsel              Group Counsel          Orrick, Herrington &
 American Express Company    American Express Company        Sutcliffe LLP
     200 Vesey Street            200 Vesey Street          666 Fifth Avenue
 New York, New York 10285    New York, New York 10285  New York, New York 10103
      (212) 640-2000              (212) 640-2000            (212) 506-5077

   Approximate date of commencement of proposed sale to the public:  From time to time after this  registration  statement becomes effective as determined by market conditions.
   If the only  securities  being  registered  on this Form are being  offered pursuant  to  dividend  or  interest  reinvestment  plans,  please  check  the following box. [ ]
   If any of the  securities  being  registered on this Form are to be offered on a delayed or  continuous  basis  pursuant to Rule 415 under the  Securities
Act of 1933,  other than  securities  offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to  register  additional  securities  for an offering pursuant to Rule 462(b) under the Securities  Act,  please check the following box and list the Securities Act  Registration  Statement number of the earlier
effective    Registration    Statement    for    the    same    offering.
[ ] _____________________________
   If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under the Securities  Act, check the following box and list the Securities Act
Registration  Statement number of the earlier effective Registration Statement for the same offering. [ ] ____________
   If delivery of the  prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------
                                               Proposed    Proposed
                                   Amount to   maximum      maximum
                                      be       aggregate   aggregate  Amount of
       Title of securities        registered   price per   offering  registration
         to be registered           (a)(b)   certificate(c) price(c)      fee
---------------------------------------------------------------------------------

Notes...........................   $1,000,000     100%    $1,000,000   $117.70
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(a)   With  respect to any asset  backed  notes  issued  with  original  issue discount,  the amount to be registered  is calculated  based on the initial public offering price thereof.
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(b)   With respect to any securities  denominated in any foreign currency, the amount to be registered shall be the U.S. dollar  equivalent  thereof based on the prevailing exchange rate at the time such security is first offered.
(c)   Estimated solely for the purpose of calculating the registration fee.
   The Registrants  hereby amend this  Registration  Statement on such date or dates as may be necessary to delay its  effective  date until the  Registrants
shall  file  a  further   amendment  which   specifically   states  that  this
Registration  Statement shall subsequently become effective in accordance with
Section  8(a)  of the  Securities  Act of  1933  or  until  this  Registration
Statement  shall  become  effective  on such  date as the  Commission,  acting pursuant to said Section 8(a), may determine.
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                              INTRODUCTORY NOTE

This Registration Statement includes:

o     a representative form of base prospectus relating to asset-backed notes of the American Express Issuance Trust; and

o     a representative form of prospectus supplement to the base prospectus relating to the offering by American Express Issuance Trust of a series of asset-backed notes.